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                                  Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 25, 2005, except for Notes 8 and 12, as to which the date is March 20, 2005, relating to the consolidated financial statements of QualMark Corporation and subsidiary and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ GHP HORWATH, P.C.

Denver, Colorado
April 26, 2005